UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): February 11, 2004



                              TAG-IT PACIFIC, INC.
               (Exact Name of Registrant as Specified in Charter)




          DELAWARE                  1-13669                     95-4654481
(State or Other Jurisdiction      (Commission                (I.R.S. Employer
      of Incorporation)           File Number)               Identification No.)





              21900 BURBANK BLVD., SUITE 270
                WOODLAND HILLS, CALIFORNIA                      91367
         (Address of Principal Executive Offices)             (Zip Code)




                                 (818) 444-4100
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         SPECIAL STOCKHOLDER MEETING

         On February 11, 2004, Tag-It Pacific, Inc. (the "Registrant") held a Special Meeting of Stockholders (the "Special Meeting"). At the Special Meeting, there were 11,528,701 shares of common stock entitled to vote and the holders of outstanding shares of the Registrant's convertible redeemable series C preferred stock which were convertible into 607,288 shares of common stock were also entitled to vote with the common stock. Of the shares entitled to vote, 8,886,219 shares (73%) were represented at the meeting in person or by proxy. The following summarizes the voting results for the sole matter submitted to the Registrant's stockholders for action at the Special Meeting:

         1. Proposal to approve the issuance of 5,728,180 shares of common stock issuable upon conversion of the outstanding shares of Series D Convertible Preferred Stock.

            FOR             AGAINST             ABSTAIN         BROKER NON-VOTES

         8,797,569           88,450               200                  0


         CONVERSION OF SERIES D CONVERTIBLE PREFERRED STOCK

         At the Special Meeting, the Registrant's stockholders approved the issuance of 5,728,180 shares of the Registrant's common stock upon conversion of outstanding shares of Series D Convertible Preferred Stock. As a result, and in accordance with the terms of the Series D Convertible Preferred Stock, each outstanding share of Series D Convertible Preferred Stock of the Registrant was automatically converted, effective as of February 11, 2004, into ten shares of the Registrant's common stock. As of February 11, 2004, the Registrant issued an aggregate of 5,728,180 shares of common stock upon conversion of the Series D Convertible Preferred Stock.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     TAG-IT PACIFIC, INC.



Date:    February 13, 2004                  By:      /S/ RONDA FERGUSON
                                               ---------------------------------
                                                     Ronda Ferguson
                                                     Chief Financial Officer


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